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                                                                         (K)(ii)

                         SHAREHOLDER SERVICING AGREEMENT

            SHAREHOLDER SERVICING AGREEMENT (the "Agreement"), dated as of October 28, 2002, between Deutsche Asset Management, Inc. (the "Investment Manager") and UBS Warburg LLC ("UBS Warburg").

            WHEREAS, Scudder RREEF Real Estate Fund, Inc. (the "Fund") is a closed-end, non-diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares of common stock are registered under the Securities Act of 1933, as amended; and

            WHEREAS, the Investment Manager is the investment Investment Manager of the Fund pursuant to an Investment Management Agreement (the "Investment Management Agreement") dated as of an even date of this Agreement; and

            WHEREAS, the Investment Manager desires to retain UBS Warburg to provide shareholder servicing and market information with respect to the Fund, and UBS Warburg is willing to render such services;

            NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1. The Investment Manager hereby employs UBS Warburg, for the period and on the terms and conditions set forth herein, to provide the following services (the "Services"):

                  (a) At the request of and as specified by the Investment Manager, undertake to make available public information pertaining to the Fund on an ongoing basis and to communicate to investors and prospective investors the Fund's features and benefits (including periodic seminars or conference calls, responses to questions from current or prospective shareholders and specific shareholder contact where appropriate), provided that Services shall not include customary market research information provided by UBS Warburg or its registered broker-dealer affiliates in the ordinary course of their business.

                  (b) At the request of and as specified by the Investment Manager, make available to investors and prospective investors market price, net asset value, yield and other information regarding the Fund (provided that Sevices shall not include customary market research information provided by UBS Warburg or its registered broker-dealer affiliates in the ordinary course of their business), if reasonably obtainable, for the purpose of maintaining the visibility of the Fund in the investor community.

                  (c) At the request of the Investment Manager or the Fund, provide certain economic research and statistical information and reports, if reasonably obtainable, on behalf of the Investment Manager or the Fund and consult with representatives of the Investment


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Manager and/or Directors of the Fund in connection therewith, which information and reports shall include: (i) statistical and financial market information with respect to the Fund's market performance; and (ii) comparative information regarding the Fund and other closed-end management investment companies with respect to (x) the net asset value of their respective shares, (y) the respective market performance of the Fund and such other companies, and (z) other relevant performance indicators.

                  (d) At the request of the Investment Manager or the Fund, provide information to and consult with the Investment Manager and/or the Board of Directors of the Fund with respect to applicable strategies designed to address market value discounts, which may include share repurchases, tender offers, modifications to dividend policies or capital structure, repositioning or restructuring of the Fund, conversion of the Fund to an open-end investment company, liquidation or merger; including providing information concerning the use and impact of the above strategic alternatives by other market participants.

                  (e) At the request of the Investment Manager or the Fund, UBS Warburg shall limit or cease any action or service provided hereunder to the extent and for the time period requested by the Investment Manager or the Fund; provided, however, that pending termination of this Agreement as provided for in
Section 5 hereof, any such limitation or cessation shall not relieve the Investment Manager of its payment obligations pursuant to Section 2 hereof.

                  (f) UBS Warburg will promptly notify the Investment Manager or the Fund, as the case may be, if it learns of any material inaccuracy or misstatement in, or material omission from, any written information provided by UBS Warburg to the Investment Manager or the Fund in connection with the performance of services by UBS Warburg under this Agreement. UBS Warburg acknowledges that in performing the Services under this Agreement, it will comply in all material respects with all applicable laws, rules and regulations.

2. The Investment Manager will pay UBS Warburg a fee computed weekly and payable quarterly at an annualized rate of 0.10% of the average daily total managed asset value of the Fund (as such term is defined in the Investment Management Agreement).

3. The Investment Manager acknowledges that the Services of UBS Warburg provided for hereunder do not include any advice as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of UBS Warburg, and UBS Warburg is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with providing the services described in Section 1 hereof, it being understood between the parties hereto that any such advice, recommendations or such similar activities if, and to the extent, agreed to be performed by UBS Warburg shall be the subject of a separate agreement with the Investment Manager, including, but not limited to, separate agreements with respect to any indemnification of UBS Warburg.

4. Nothing herein shall be construed as prohibiting UBS Warburg or its affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment managers), so long as UBS Warburg's Services to the Investment Manager and the Fund are not impaired thereby. Neither this Agreement nor the performance of the Services hereunder shall be considered to constitute a partnership, association or joint venture between UBS Warburg and the Investment Manager. In addition, nothing in this Agreement shall be construed to constitute UBS Warburg as the agent or employee of the Investment Manager or the Investment Manager as the agent or employee of UBS Warburg, and neither party shall make any representation to the contrary.

5. The term of this Agreement shall commence upon the date referred to above, shall be in effect for a period of two years and shall thereafter continue for successive one year periods, provided that the agreement may be terminated by either party upon 60 days' written notice of the intention to terminate; provided, however, this Agreement shall remain in effect only so long as the Investment Management Agreement remains in effect between the Fund and the Investment Manager or any successor in interest or affiliate of the Investment Manager, as and to the extent that such Investment Management Agreement is renewed periodically in accordance with the 1940 Act. This Agreement may not be assigned, except by operation of law or in connection with the sale of all or substantially all of the assets or of the equity securities of one of the parties hereto, without the other party's prior consent.

6. The Investment Manager will furnish UBS Warburg with such information as UBS Warburg believes appropriate to its assignment hereunder (all such information so furnished being the "Information"). The Investment Manager recognizes and confirms that UBS Warburg (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. To the best of the Investment Manager's knowledge, the Information to be furnished by the Investment Manager when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Investment Manager will promptly notify UBS Warburg if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered to UBS Warburg. UBS Warburg acknowledges that certain of the Information provided by the Investment Manager may be proprietary to the Investment Manager and hereby agrees that it will not disclose (other than as may be required by applicable law or regulatory proceeding) to any third party any Information provided to UBS Warburg by the Investment Manager and specifically identified in writing by the Investment Manager, prior to or at the time of its delivery, as confidential or proprietary.

7. It is understood that UBS Warburg is being engaged hereunder solely to provide the Services described above to the Investment Manager and to the Fund and that UBS Warburg is not acting as an agent or fiduciary of, and shall have no duties or liability to the current or future shareholders of the Fund or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived.

8. The Investment Manager agrees that UBS Warburg shall have no liability to the Investment Manager or the Fund for any act or omission to act by UBS Warburg in the course of its performance under this Agreement, in the absence of gross negligence, bad faith or willful misconduct on the part of UBS Warburg. The Investment Manager agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

9. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY THEREIN AND WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

10. EACH OF THE INVESTMENT MANAGER AND UBS WARBURG AGREE THAT ANY ACTION OR PROCEEDING BASED HEREON, OR ARISING OUT OF UBS WARBURG'S ENGAGEMENT HEREUNDER, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE INVESTMENT MANAGER AND UBS WARBURG EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH OF THE INVESTMENT MANAGER AND UBS WARBURG HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

11. The Investment Manager and UBS Warburg each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

12. This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which


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will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both UBS Warburg and the Investment Manager.

13. All notices required or permitted to be sent under this Agreement shall be sent, if to the Investment Manager:

                           Deutsche Asset Management, Inc.
                           280 Park Avenue
                           New York, New York  10017
                           Attention: Chief Legal Officer

or if to UBS Warburg:

                           UBS Warburg LLC
                           299 Park Avenue
                           New York, New York  10171
                           Attention:  Chief Legal Officer

or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

14. This Agreement may be exercised on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.


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            IN WITNESS WHEREOF, the parties hereto have duly executed this
Shareholder Servicing Agreement as of the date first above written.

                           DEUTSCHE ASSET MANAGEMENT, INC.



                           By: /s/ RICHARD T. HALE
                              ---------------------------------------
                           Name: Richard T. Hale
                           Title: Vice President


                           UBS WARBURG LLC


                           By: /s/ OSCAR J. JUNQUERA
                              ---------------------------------------
                           Name:  Oscar J. Junquera
                           Title: Managing Director


                           By: /s/ TODD A. REIT
                              ---------------------------------------
                           Name:  Todd A. Reit
                           Title: Executive Director

                    UBS WARBURG LLC INDEMNIFICATION AGREEMENT

                                                                October 28, 2002


UBS Warburg LLC
299 Park Avenue
New York, New York 10171

      In connection with the engagement of UBS Warburg LLC ("UBS Warburg") to provide the Services to the undersigned (the "Company") with the matters set forth in the Shareholder Services Agreement dated October , 2002 between the Company and UBS Warburg (the "Agreement"), in the event that UBS Warburg becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") in connection with or arising out of the Agreement or the Services to be provided thereunder, the Company agrees to indemnify, defend and hold UBS Warburg harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with or arising out of the Agreement or the Services to be provided thereunder (a "Covered Claim"), except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence, bad faith or willful misconduct of UBS Warburg. In addition, in the event that UBS Warburg becomes involved in any capacity in any Proceeding which relates to a Covered Claim, the Company will reimburse UBS Warburg for its legal and other expenses (including the reasonable cost of any investigation and preparation) as such expenses are incurred by UBS Warburg in connection therewith. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders, on the one hand, and UBS Warburg, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations; provided, that in no event shall the Company contribute less than the amount necessary to assure that UBS Warburg is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by UBS Warburg pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by UBS Warburg, on the other hand. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not UBS Warburg is an actual or potential party to such Proceeding, without UBS Warburg's prior written consent. For purposes of this

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Indemnification Agreement, UBS Warburg shall include UBS Warburg LLC, any of its affiliates, each other person, if any, controlling UBS Warburg or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

      If any Proceeding is brought against UBS Warburg in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, UBS Warburg shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to UBS Warburg and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to UBS Warburg or otherwise, unless and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the Company. UBS Warburg shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of UBS Warburg unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or UBS Warburg shall have reasonably concluded that there may be defenses available to it which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of UBS Warburg), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless UBS Warburg from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time UBS Warburg shall have requested the Company to reimburse UBS Warburg for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Company agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Company of the aforesaid request, (ii) the Company shall not have reimbursed UBS Warburg in accordance with such request prior to the date of such settlement and (iii) UBS Warburg shall have given the Company at least 30 days' prior notice of its intention to settle. The Company shall not, without its prior written consent, effect any settlement of any pending or threatened Proceeding in respect of which UBS Warburg is or could have been a party and indemnity could have been sought hereunder by UBS Warburg, unless such settlement includes an unconditional release of UBS Warburg from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of UBS Warburg.

      The Company agrees that neither UBS Warburg nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of a Covered Claim, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence, bad faith or willful misconduct of UBS Warburg in performing the Services.

      THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND UBS WARBURG CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY AND THIRD PARTY AGAINST UBS WARBURG OR ANY INDEMNIFIED PARTY. EACH OF UBS WARBURG AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

      The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of UBS Warburg's engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                       Very truly yours,

                                       DEUTSCHE ASSET MANAGEMENT, INC.


                                       By: /s/ RICHARD T. HALE
                                          -----------------------------------
                                          Name:   Richard T. Hale
                                          Title:  Vice President


Accepted and agreed to as of
the date first above written:

UBS WARBURG LLC

By  /s/ OSCAR JUNQUERA
  -------------------------------
  Name:   Oscar Junquera
  Title:  Managing Director


By  /s/ TODD A. REIT
  -------------------------------
  Name:   Todd A. Reit
  Title:  Executive Director


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